FINANCIAL GUARANTY INSURANCE COMPANY

Financial Statements

December 31, 2002 and 2001

(With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY

Table of Contents

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Independent Auditors' Report

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 2002 and 2001, and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York
February 14, 2003

FINANCIAL GUARANTY INSURANCE COMPANY

Balance Sheets

December 31, 2002 and 2001

(Dollars in thousands, except per share amounts)

Assets	2002	2001

Fixed maturity securities, at fair value (amortized cost of $2,714,016 in 2002 and $2,339,319 in 2001)	$2,795,382	2,317,022
Preferred stock, at fair value (cost of $30,598 in 2002 and 2001)	30,090	29,888
Short-term investments, at cost, which approximates fair value	43,144	255,271
Cash	7,260	281
Accrued investment income	33,077	34,262
Receivable for securities sold	991	-
Reinsurance recoverable	8,371	9,640
Prepaid reinsurance premiums	129,958	130,298
Deferred policy acquisition costs	71,350	71,700
Property and equipment, net of accumulated depreciation ($8,266 in 2002 and $8,213 in 2001)	375	428
Prepaid expenses and other assets	7,799	9,383

Total assets	$3,127,797	2,858,173
Liabilities and Stockholder's Equity
Liabilities:
Unearned premiums	$683,532	612,791
Loss and loss adjustment expenses	47,868	48,855
Ceded reinsurance balances payable	2,239	1,928
Accounts payable and accrued expenses	11,858	18,037
Payable for securities purchased	5,333	14,667
Current Federal income taxes payable	97,477	87,729
Deferred Federal income tax liability	90,595	67,288

Total liabilities	938,902	851,295
Stockholder's equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	383,511	383,511
Accumulated other comprehensive income (loss), net of tax	49,499	(14,932)
Retained earnings	1,740,885	1,623,299

Total stockholder's equity	2,188,895	2,006,878

Total liabilities and stockholder's equity	$3,127,797	2,858,173

See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

Statements of Income

Years Ended December 31, 2002 ,2001 and 2000

(Dollars in thousands)

	2002	2001	2000

Revenues:
Gross premiums written	$232,579	154,627	102,323
Ceded premiums written	(26,602)	(18,765)	(18,182)

Net premiums written	205,977	135,862	84,141

Increase in net unearned premiums	(71,080)	(33,380)	(4,058)

Net premiums earned	134,897	102,482	80,083

Net investment income	119,595	124,992	135,624
Net realized gains	68,546	77,043	21,929
Other income	5,309	1,896	-

Total revenues	328,347	306,413	237,636

Expenses:
Loss and loss adjustment expenses	501	1,752	3,550
Underwriting expenses	34,092	27,097	24,074
Policy acquisition costs deferred	(14,911)	(11,742)	(8,096)
Amortization of deferred policy acquisition costs	15,261	8,472	11,396

Total expenses	34,943	25,579	30,924

Income before provision for Federal income taxes	293,404	280,834	206,712

Federal income tax expense (benefit):
Current	87,203	63,011	34,687
Deferred	(11,385)	2,555	1,285

Total Federal income tax expense	75,818	65,566	35,972

Net income	$217,586	215,268	170,740

See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

Statements of Stockholder's Equity

Years Ended December 31, 2002 ,2001 and 2000

(Dollars in thousands)

	Common stock	Additional paid-in capital	Accumulated other comprehensive income (loss), net of tax	Retained earnings	Total

Balance at December 31, 1999	$15,000	383,511	(46,687)	1,687,291	2,039,115
Net income	-	-		170,740	170,740
Other comprehensive income:
Change in fixed maturity securities available-for-sale, net of tax of $37,126	-	-	68,946	-	68,946
Change in foreign currency translation adjustment, net of tax of $464	-	-	861	-	861

Total comprehensive income	-	-	-	-	240,547

Dividend declared	-	-	-	(250,000)	(250,000)

Balance at December 31, 2000	15,000	383,511	23,120	1,608,031	2,029,662
Net income	-	-	-	215,268	215,268
Other comprehensive income:
Change in fixed maturity securities available-for-sale, net of tax benefit of $19,890	-	-	(36,940)	-	(36,940)
Change in foreign currency translation adjustment, net of tax benefit of $599	-	-	(1,112)	-	(1,112)

Total comprehensive income	-	-	-	-	177,216

Dividend declared	-	-	-	(200,000)	(200,000)

Balance at December 31, 2001	15,000	383,511	(14,932)	1,623,299	2,006,878
Net income	-	-	-	217,586	217,586
Other comprehensive income:
Change in fixed maturity securities available-for-sale, net of tax of $36,138	-	-	67,113	-	67,113
Change in foreign currency translation adjustment, net of tax benefit of $1,445	-	-	(2,682)	-	(2,682)

Total comprehensive income	-	-	-	-	282,017

Dividend declared	-	-	-	(100,000)	(100,000)

Balance at December 31, 2002	$15,000	383,511	49,499	1,740,885	2,188,895

See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

Statements of Cash Flows

Years Ended December 31, 2002 ,2001 and 2000

(Dollars in thousands)

	2002	2001	2000

Operating activities:
Net income	$217,586	215,268	170,740
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred policy acquisition costs	15,261	8,472	11,396
Policy acquisition costs deferred	(14,911)	(11,742)	(8,096)
Net realized gains on investments	(68,546)	(77,043)	(21,929)
Change in unearned premiums	70,741	31,406	2,455
Change in loss and loss adjustment expenses	(987)	2,148	1,506
Depreciation of property and equipment	53	198	341
Change in reinsurance recoverable	1,269	(684)	(838)
Change in prepaid reinsurance premiums	340	1,973	1,603
Change in accrued investment income, and prepaid expenses and other assets	2,769	5,949	5,755
Change in ceded reinsurance balances payable, and accounts payable and accrued expenses	(5,867)	4,014	(2,624)
Deferred Federal income tax liability	(11,385)	2,555	1,285
Amortization of fixed maturity securities	12,081	5,320	4,494
Change in current Federal income taxes payable	9,748	10,637	14,911

Net cash provided by operating activities	228,152	198,471	180,999

Investing activities:
Sales and maturities of fixed maturity securities	2,155,864	2,106,761	988,931
Purchases of fixed maturity securities	(2,478,839)	(1,989,270)	(910,707)
Purchases, sales, and maturities of short-term investments, net	212,127	(131,339)	(9,156)
Receivable for securities sold	(991)	-	-
Payable for securities purchased	(9,334)	14,667	-

Net cash (used in) provided by investing activities	(121,173)	819	69,068

Financing activities:
Dividends paid	(100,000)	(200,000)	(250,000)

Net cash used in financing activities	(100,000)	(200,000)	(250,000)

Net (decrease) increase in cash	6,979	(710)	67

Cash at beginning of year	281	991	924

Cash at end of year	$7,260	281	991

See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

(1) Business

Financial Guaranty Insurance Company (the Company) is a wholly owned insurance subsidiary of FGIC Corporation (the Parent). The Parent was owned approximately 99% by General Electric Capital Corporation (GE Capital) until late 2001 when it became a wholly owned subsidiary. The Company provides financial guarantee insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund, or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Significant Accounting Policies

The accompanying financial statements have been prepared on the basis of GAAP which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see note 3). Significant accounting policies are as follows:

(a) Investments

Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Securities which have been determined to be other-than-temporarily impaired are reduced to realizable value - establishing a new cost basis - with a charge to earnings at such date.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

(b) Premium Revenue Recognition

Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Ceded premiums are earned in the same manner. Financial guarantee insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

(c) Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes, and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

(d) Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $47.9 million and $48.9 million at December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, such reserves included $26.4 million and $36.2 million, respectively of reserves, established based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 2002 and 2001, discounted case-basis loss and loss adjustment expenses reserves were $21.5 million and $12.7 million, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 3.4% in 2002 and 5.7% in 2001. The amount of the discount at December 31, 2002 and 2001 was $4.0 million and $5.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates; however, in management's opinion, the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

(e) Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale; premium revenue recognition; deferred acquisition costs; discount on loss and loss adjustment reserves and portfolio loss reserves; AMT credit carry forwards; profit commission; and the rate differential on tax and loss bonds. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

Financial guarantee insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added statutory contingency reserves (see note 3). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

(f) Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software, and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

(g) Foreign Currency Translation

The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are their local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 2002 and 2001 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss gain (loss) at December 31, 2002 and 2001 was $(2,729,000) and $(47,000), respectively, net of tax, (expense) benefit of $1,470,000 and $25,000, respectively, and is reported as a separate component or accumulated other comprehensive income in the statement of stockholder's equity.

(h) New Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued and then subsequently amended Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for Financial Guaranty Insurance Company on January 1, 2001. Upon adoption of SFAS No. 133, all derivative instruments (including certain derivative instruments embedded in other contracts) are to be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management determined that at January 1, 2001, there was no effect on the Company's financial statements related to the adoption of SFAS 133.

(i) Issued But Not Yet Implemented Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation Number (FIN) 46, Consolidation of Variable Interest Entities, which the Company will adopt on July 1, 2003. FIN 46's consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions which may be affected by the Interpretation. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At December 31, 2002, the Company had $1.4 billion of gross principal outstanding related to insurance contracts issued to commercial paper conduits - variable interest entities under FIN 46 - which the Company does not believe will require consolidation but which will require disclosure. With respect to the remainder of the structured finance transactions insured, the Company is continuing to evaluate the transactions, but does not currently believe any such transactions will require consolidation or disclosure under FIN 46.

(3) Statutory Accounting Practices

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The National Association of Insurance Commissioners (NAIC) has approved the codification project (Codification) effective January 1, 2001 and the State of New York - the Company's state of domicile - has adopted certain but not all provisions of Codification.

The Company has assessed the impact of Codification as adopted by its state of domicile (New York) on its statutory financial statements and it had no material effect on statutory capital and surplus. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

(a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

(b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

(c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

(d) certain assets designated as nonadmitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

    Beginning in 2002, deferred income tax assets and liabilities are recorded on the statutory statement of admitted assets, liabilities, and capital and surplus under the asset and liability method of accounting subject to certain admissibility limitations for deferred tax assets. Additionally, for statutory basis accounting, the change in deferred tax assets and liabilities is recorded as a charge to statutory surplus rather than as a component of net income as is the case for GAAP.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

(f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as Federal income tax payments;

(g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;

(h) profit commissions are recognized as received while under GAAP management's best estimate of the Company's ultimate recoverable is accrued; and

(i) case reserves are discounted at the average investment portfolio yield for statutory purposes and at the risk free rate under GAAP.

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below (in thousands):
	Years ended December 31,
	2002		2001		2000
		Stockholder's		Stockholder's		Stockholder's
	Net income	equity	Net income	equity	Net income	equity
GAAP basis amount	$217,586	2,188,895	215,268	2,006,878	170,740	2,029,662
Premium revenue recognition	5,022	(206,395)	(6,443)	(211,417)	(10,415)	(204,974)
Deferral of acquisition costs	349	(71,351)	(3,270)	(71,700)	3,300	(68,430)
Contingency reserve	-	(1,072,791)	-	(937,680)	-	(823,570)
Contingency reserve tax deduction
(see note 2)	-	102,540	-	95,008	-	74,059
Nonadmitted assets	-	(28,621)	-	(439)	-	(592)
Case basis loss reserves	1,009	414	(397)	(595)	1,023	(198)
Portfolio loss reserves	(7,700)	21,000	-	28,700	2,800	28,700
Deferral of income taxes	(11,385)	92,372	2,555	75,220	1,285	73,195
Unrealized (gains) losses on fixed
maturity securities net of tax	-	(52,228)	-	14,885	-	(21,985)
Recognition of profit commission	595	(7,630)	(820)	(8,220)	(256)	(7,399)
Unauthorized reinsurance	-	(17)	-	(16)	-	(87)
Allocation of tax benefit due to
Parent's net operating loss to
the Company	-	11,385	-	11,385	292	11,385
Statutory basis amount	$205,476	977,573	206,893	1,002,009	168,769	1,089,766

(4) Investments

Investments in fixed maturity securities carried at fair value of $3.9 million and $3.5 million as of December 31, 2002 and 2001, respectively, were on deposit with various regulatory authorities as required by law.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

The amortized cost and fair values of short-term investments and of investments in fixed maturity securities and preferred stock classified as available-for-sale are as follows (in thousands) as of December 31:
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	holding gains	holding losses	Fair value
December 31, 2002:
Obligations of states and
political subdivisions	$2,141,391	73,155	4,586	2,209,960
Asset and mortgage backed	525,607	10,900	63	536,444
U.S. Treasury securities and
obligations of U.S. Government
corporations and agencies	3,365	833	-	4,198
Debt securities issued by foreign
governments	43,653	1,127	-	44,780
Preferred stock	30,598	7	515	30,090
Investments
available-for-sale	2,744,614	86,022	5,164	2,825,472
Short-term investments	43,144	-	-	43,144
Total	$2,787,758	86,022	5,164	2,868,616

		Gross	Gross
	Amortized	unrealized	unrealized
	cost	holding gains	holding losses	Fair value
December 31, 2001:
Obligations of states and
political subdivisions	$2,239,824	8,880	31,675	2,217,029
U.S. Treasury securities and
obligations of U.S. Government
corporations and agencies	3,404	373	-	3,777
Debt securities issued by foreign
governments	49,702	429	-	50,131
Preferred stock	30,598	-	710	29,888
Other	46,389	19	323	46,085
Investments
available-for-sale	2,369,917	9,701	32,708	2,346,910
Short-term investments	255,271	-	-	255,271
Total	$2,625,188	9,701	32,708	2,602,181

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

The amortized cost and fair values of short-term investments and of investments in fixed maturity securities - including preferred stock - available-for-sale at December 31, 2002, by contractual maturity date, are shown below (in thousands). Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized cost	Fair value
Due in one year or less	$44,076	44,088
Due after one year through five years	93,255	96,646
Due after five years through ten years	613,559	631,417
Due after ten years through twenty years	1,507,033	1,557,104
Due after twenty years	529,835	539,361
Total	$2,787,758	2,868,616

In 2002, 2001, and 2000, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $2,155.9 million, $2,106.7 million, and $988.9 million, respectively. For 2002, 2001, and 2000, gross gains of $68.6 million, $78.4 million, and $22.7 million respectively, and gross losses of $0.1 million, $1.4 million, and $0.8 million, respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources (in thousands):
	Year ended December 31
	2002	2001	2000
Income from fixed maturity securities	$113,108	120,162	120,926
Income from short-term investments	7,485	5,838	15,734
Total investment income	120,593	126,000	136,660
Investment expenses	(998)	(1,008)	(1,036)
Net investment income	$119,595	124,992	135,624

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

As of December 31, 2002, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following exposures by state:

New York	$270,799
Texas	269,916
Illinois	174,435
Florida	161,092
Michigan	149,925
New Jersey	129,745
Colorado	89,149
Maryland	77,292
Pennsylvania	66,854
Massachusetts	66,336
1,455,543
All other	1,413,073
$2,868,616

(5) Income Taxes

The Company files its Federal tax return as part of the consolidated return of General Electric Capital Corporation (GE Capital). Under the tax sharing agreement with GE Capital, tax is allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent.

The Company's effective Federal corporate tax rate (25.8% in 2002, 23.3% in 2001, and 17.4% in 2000) is less than the corporate tax rate on ordinary income of 35% in 2002, 2001, and 2000, primarily due to tax-exempt interest on municipal investments.

The following is a reconciliation of Federal income taxes computed at the statutory rate and the provision for Federal income taxes (in thousands):
	Year ended December 31
	2002	2001	2000
Income taxes computed on income before
provision for Federal income taxes,
at the statutory rate	$102,691	98,292	72,349
Tax effect of:
Tax-exempt interest	(26,788)	(32,730)	(32,428)
Other, net	(85)	4	(3,949)
Provision for income taxes	$75,818	65,566	35,972

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2002 and 2001 are presented below (in thousands):
	2002	2001
Deferred tax assets:
Unrealized losses on fixed maturity securities,
available-for-sale	$-	8,015
Loss and loss adjustment expense reserves	7,495	9,976
AMT credit carryforward	-	3,456
Property and equipment	656	500
Foreign currency	1,470	25
Deferred compensation	319	298
Other	934	80
Total gross deferred tax assets	10,874	22,350
Deferred tax liabilities:
Unrealized gains on fixed maturity securities,
available-for-sale	28,123	-
Deferred acquisition costs	24,973	25,095
Premium revenue recognition	45,640	49,709
Rate differential on tax and loss bonds	-	9,454
Profit commission	2,671	2,877
Other	62	2,503
Total gross deferred tax liabilities	101,469	89,638
Net deferred tax liability	$90,595	67,288

Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2002 and 2001. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

Total Federal income tax payments during 2002, 2001, and 2000 were $90.1 million, $38.3 million, and $22.6 million, respectively.

(6) Reinsurance

The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $66.4 million at December 31, 2002 that can be drawn on in the event of default.

Net premiums earned are presented net of ceded earned premiums of $27.0 million, $20.6 million, and $19.8 million for the years ended December 31, 2002, 2001, and 2000, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.8 million, $0.7 million, and $1.9 million for the years ended December 31, 2002, 2001, and 2000, respectively. At December 31, 2002 and 2001, ceded case reserves were $3.0 million and $2.1 million, respectively. Ceded portfolio reserves were $5.4 million at December 31, 2002 and 2001.

In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $3.3 million in 2000 from the reinsurer. In addition, the Company bought back $2.6 million and $4.8 million of ceded premium in 2002 and 2001, respectively, from the reinsurers and subsequently ceded the risk to a different reinsurer.

(7) Loss and Loss Adjustment Expenses

Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):
	Year ended December 31
	2002	2001	2000
Balance at January 1	$48,855	46,707	45,201
Less reinsurance recoverable	(9,640)	(8,956)	(8,118)
Net balance at January 1	39,215	37,751	37,083
Incurred related to:
Current year	5,074	-	119
Prior years	3,127	1,752	631
Portfolio reserves	(7,700)	-	2,800
Total incurred	501	1,752	3,550
Paid related to:
Current year	-	-	(6)
Prior years	(219)	(288)	(2,876)
Total paid	(219)	(288)	(2,882)
Net balance at December 31	39,497	39,215	37,751
Plus reinsurance recoverable	8,371	9,640	8,956
Balance at December 31	$47,868	48,855	46,707

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

During 2002, the decrease in the incurred portfolio reserve and the increase in the case reserves principally related to the establishment of case reserves on several structured finance transactions of one particular issuer. Certain transactions related to the issuer were identified as potential problem credits in 2000 and 2001 and case reserves were established during those years. In 2000 the Company also increased its portfolio reserves related to such transactions. In 2002, there was further adverse development on such transactions and a determination was made by management that several other transactions related to that issuer also required case reserves.

(8) Related Party Transactions

The Company has various agreements with subsidiaries of General Electric Company (GE) and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; certain payroll and office expenses incurred but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.2 million, $1.2 million, and $1.3 million in expenses were incurred in 2002, 2001, and 2000, respectively, related to such transactions.

The Company also insured certain nonmunicipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $.05 million in 2002, $0.1 million in 2001, and $0.3 million in 2000. As of December 31, 2002, par outstanding on these deals before reinsurance was $80.9 million.

The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1% of gross premiums written) in 2002, 2001, and 2000.

(9) Compensation Plans

Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation, and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $3.8 million, $2.7 million, and $2.5 million in 2002, 2001, and 2000, respectively.

(10) Dividends

Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72.5 million in 2002 and 2001, and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 2002, $97.8 million in dividends were available for payment in 2003 without prior approval of the New York State Insurance Department.

During 2002 and 2001, the Company declared dividends of $100.0 million and $200.0 million, respectively. The $200.0 million in dividends declared in 2001 were approved by the New York State Insurance Department as an extraordinary dividend.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

(11) Financial Instruments

(a) Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Fixed Maturity Securities and Preferred Stock: Fair values for fixed maturity securities and preferred stock are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities and preferred stock are included in the balance sheets and in note 4.

Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

Cash, Accrued Investment Income, Prepaid Expenses and Other Assets, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expense, and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company's financial instruments at December 31, 2002 and 2001 are as follows (in thousands):
	2002		2001
	Carrying		Carrying
	amount	Fair value	amount	Fair value
Financial assets:
Cash:
On hand and in demand
accounts	$7,260	7,260	281	281
Short-term investments	43,144	43,144	255,271	255,271
Fixed maturity securities	2,795,382	2,795,382	2,317,022	2,317,022
Preferred stock	30,090	30,090	29,888	29,888

Financial Guarantees: The carrying value of the Company's financial guarantees is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guarantees are based on amounts currently charged to enter into similar agreements (net of applicable ceding commission), discounted cash flows (5% discount rate at December 31, 2002 and 2001) considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guarantees range between $603.2 million and $664.0 million compared to a carrying value of $521.5 million as of December 31, 2002 and between $449.6 million and $494.7 million compared to a carrying value of $450.0 million as of December 31, 2001.

As of December 31, 2002 and 2001, the net present value of future installment premiums was $100.2 million and $105.7 million, respectively, discounted at 5% at December 31, 2002 and 2001.

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

(b) Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or over collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt, and consumer receivables.

As of December 31, 2002, the Company's total insured principal exposure to credit loss in the event of default by bond issues was $188.0 billion, net of reinsurance of $37.4 billion. The Company's insured portfolio as of December 31, 2002 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

As of December 31, 2002, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):
Net principal
outstanding
Municipal:
General obligation	$91,808
Special revenue	78,915
Industrial revenue	341
Nonmunicipal	16,893
Total	$187,957

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

As of December 31, 2002, the composition of principal exposure ceded to reinsurers was as follows (in millions):
Ceded
principal
outstanding
Reinsurer:
Ace Guarantee Re, Inc.	$11,646
Radian Reinsurance Company	7,809
Axa Re Finance	5,220
American Re-Insurance Company	4,926
Other	7,872
Total	$37,473

The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

The Company's gross and net exposure outstanding, which includes principal and interest, was $384.6 billion and $317.0 billion, respectively, as of December 31, 2002.

The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 2002 by state, net of reinsurance, was as follows (in millions):
		Net principal
		outstanding
California		$20,809
New York		17,242
Pennsylvania		15,426
Florida		15,039
Illinois		13,322
Texas		9,896
Michigan		7,522
New Jersey		7,493
Massachusetts		5,528
Washington		5,050
	Sub-total	117,327
Other states		70,472
International		158
	Total	$187,957

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

(12) Commitments

Total rent expense was $4.3 million, $2.2 million, and $2.4 million in 2002, 2001, and 2000, respectively. The minimum future rental payments under noncancelable operating leases, net of subleases, having remaining terms in excess of one year approximate (in thousands):
		Amount
Year:
2003		$2,770
2004		2,770
2005		2,770
2006		2,770
	Total minimum future rental payments	$11,080

(13) Comprehensive Income

Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

The following are the reclassification adjustments for the years ended December 31, 2002, 2001, and 2000 (in thousands):
		2002
		Before		Net of
		tax amount	Tax	tax amount
Unrealized holding gains arising during
the period		$171,797	(60,129)	111,668
Less reclassification adjustment for
gains realized in net income		(68,546)	23,991	(44,555)
	Unrealized losses on
	investments	$103,251	(36,138)	67,113

FINANCIAL GUARANTY INSURANCE COMPANY

Notes to Financial Statements

December 31, 2002 and 2001

		2001
		Before		Net of
		tax amount	Tax	tax amount
Unrealized holding gains arising during
the period		$20,213	(7,075)	13,138
Less reclassification adjustment for
gains realized in net income		(77,043)	26,965	(50,078)
	Unrealized losses on
	investments	$(56,830)	19,890	(36,940)

		2000
		Before		Net of
		tax amount	Tax	tax amount
Unrealized holding gains arising during
the period		$128,001	(44,801)	83,200
Less reclassification adjustment for
gains realized in net income		(21,929)	7,675	(14,254)
	Unrealized losses on
	investments	$106,072	(37,126)	68,946